ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the “Agreement”) made as of February _____, 2006, by BAY STATE REALTY HOLDINGS, INC., a Massachusetts corporation, having an office at 1309 South Main Street, Waterbury, CT 06706, (“Borrower”) HOMETOWN AUTO FRAMINGHAM, INC., a Massachusetts corporation, having an office at 1309 South Main Street, Waterbury, CT 06706, FAMILY FORD, INC., a Connecticut corporation, having an office at 1200 Wolcott Street, Waterbury, CT 06705, SHAKER’S INC., a Connecticut corporation, having an office at 831 Straits Turnpike, Watertown, CT 06795, HOMETOWN BRATTLEBORO, INC., a Vermont corporation, having an office at 1270 Putney Road, North Brattleboro, VT 05304, SHAKER AUTO GROUP, INC., a Connecticut corporation, having an office at 1309 South Main Street, Waterbury, CT 06706, COREY SHAKER, an individual, having an address at 5 Gate Post Lane, Woodbury, CT 06798, JOSEPH SHAKER, an individual, having an address at 130 Pine Street, Needham, MA 02492, STEVEN SHAKER, an individual, having an address at 593 Thomaston Road, Watertown, CT 06795, JANET SHAKER, an individual, having an address at 228 Harwood Road, Waterbury, CT 06706, and EDWARD SHAKER, an individual, having an address at 873 South Street, Middlebury, CT 06762 (collectively "Guarantor”; Borrower and Guarantor hereinafter referred to, individually and collectively, as the context requires, as “Indemnitors”), in favor of FORD MOTOR CREDIT COMPANY, a Delaware corporation, having an office at 2nd Floor Southboro Place, 352 Turnpike Road, Southboro, Massachusetts 01772 (“Indemnitee”) and other Indemnified Parties (defined below).

Borrower is the fee owner of that certain real property located in Middlesex County, Massachusetts, known as 571 Worcester Road, Framingham, Massachusetts and more particularly described in Exhibit A attached hereto (said real property, together with any real property hereafter encumbered by the lien of the Security Instrument (defined below), being herein collectively referred to as the “Land”; the Land, together with all structures, buildings and improvements now or hereafter located on the Land, being collectively referred to as the “Property”). Indemnitee is prepared to make a loan (the “Loan”) to Borrower in the principal amount of $6,035,000.00 to be evidenced by a certain promissory note of even date herewith in the principal amount of $6,035,000.00 made by Borrower to Indemnitee (the “Note”) and secured by, among other things, a certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing given by Borrower to Indemnitee (the “Security Instrument”) which will encumber the Property.

Indemnitee is unwilling to make the Loan unless Indemnitors, agree, jointly and severally, to provide the indemnification, representations, warranties, and covenants and other matters described in this Agreement for the benefit of Indemnified Parties.

In order to induce the Indemnitee to make the Loan to Borrower, and in consideration of the substantial benefit each and every Indemnitor will derive from the Loan, Borrower and Indemnitor agree as follows:

1.    Definitions. Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Security Instrument. As used in this Agreement, the following terms shall have the following meanings:

1.1   The term “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, relating to protection of human health or the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, relating to Hazardous Materials that apply to Borrower or the Property and relate to Hazardous Materials.

1.2    The term “Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls (“PCBs”) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by or requires special handling under any Environmental Law; and any other material or substance now or in the future defined as a “hazardous substance”, “hazardous material”, “hazardous waste”, “toxic substance”, “toxic pollutant”, “contaminant”, or “pollutant” within the meaning of any Environmental Law.

1.3    The term “Indemnified Parties” means Indemnitee, any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by the Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (defined in the Security Instrument) or prospective Investors in the Securities (defined in the Security Instrument), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).

1.4    The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

1.5    The term “Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense, whether incurred at trial or on appeal).

1.6    The term “Release” with respect to any Hazardous Materials means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

2.     Indemnification.

2.1    Indemnification. Indemnitors covenant and agree at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Materials in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Materials in, on, above, under or from the Property; (c) any activity by any Indemnitor, any person or entity affiliated with any Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property or any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (d) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by any Indemnitor, any person or entity affiliated with any Indemnitor, and any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (e) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (f) any acts of any Indemnitor, any person or entity affiliated with any Indemnitor, and any tenant or other user of the Property in (i) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials or (ii) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Materials which causes the incurrence of costs for remediation; and (g) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement or the Security Instrument relating to environmental matters.

2.2    Duty To Defend and Attorneys’ and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitors shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Indemnitors shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

2.3    Subrogation. Indemnitors shall take any and all reasonable actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Materials at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor's rights now or hereafter in such claims.

2.4    Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at a per annum rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate (as defined in the Note) or (b) the maximum interest rate which Borrower or any other Indemnitor may by law pay or Indemnified Parties may charge and collect, from the date payment was due.

2.5    Survival. The obligations and liabilities of Indemnitors under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument; provided, however, that in the event any Indemnified Party accepts a deed in lieu of foreclosure or otherwise obtains fee title to the Property, then Indemnitor shall not be obligated to indemnify such Indemnified Party for Losses arising out of Hazardous Materials that were not present in, on, above, or under the Property prior to the date on which the applicable Indemnified Party obtains such title.

2.6    Notice of Legal Actions. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (a) any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Materials on, from or affecting the Property, and (b) any Legal Action brought against such party or related to the Property, with respect to which any Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 4.4 hereof.

3.      Representations and Warranties.

3.1    General Representations and Warranties. Each Indemnitor represents and warrants that:

(a)    if Indemnitor is a corporation, partnership or limited liability company, (i) it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized by all requisite organizational action and (ii) this Agreement is in the ordinary course of business of that Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, articles of organization, operating agreement or other governing instrument of that Indemnitor.

(b)    if Indemnitor is an individual, he/she is acting in an individual capacity and has full power and authority to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

(c)    compliance with, this Agreement will not result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Indemnitor or the Property is subject;

(d)    there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

(e)    no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

(f)    this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.

3.2   Environmental Representations, Warranties and Covenants. The Indemnitors hereby agree that the representations, warranties and covenants contained in Sections 5.11 and 6.8 of the Security Instrument are hereby made a part of this Agreement to the same extent and with the same force as if fully set forth herein.

4.     General Provisions.

4.1    Unimpaired Liability. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by, and Indemnitors hereby consent to and agree to be bound by, any amendment or modification of the provisions of the Note, the Security Instrument or any other document which evidences, secures or guarantees all or any portion of the Loan or is executed and delivered in connection with the Loan (the “Other Security Documents”) to or with Indemnitee by any Indemnitor or any person who succeeds any Indemnitor or any person as owner of the Property. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by the Note, the Security Instrument or any of the Other Security Documents, (b) any sale or transfer of all or part of the Property, (c) except as provided herein, any exculpatory provision in the Note, the Security Instrument, or any of the Other Security Documents limiting Indemnitee's recourse to the Property or to any other security for the Note, or limiting Indemnitee's rights to a deficiency judgment against any Indemnitor, (d) the accuracy or inaccuracy of the representations and warranties made by any Indemnitor under the Note, the Security Instrument or any of the Other Security Documents or herein, (e) the release of any Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the Other Security Documents by operation of law, Indemnitee's voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Note, or (g) Indemnitee's failure to record the Security Instrument or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitors and with or without consideration.

4.2    Enforcement. Indemnified Parties may enforce the obligations of Indemnitors without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Security Instrument, or any Other Security Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Borrower pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Borrower pursuant to the Loan, which Indemnitee is entitled to do in its sole discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Security Instrument for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Security Instrument, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Security Instrument; Indemnitors are fully and personally liable for such obligations, and their liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

4.3    Waivers. (a) Indemnitors hereby waive (i) any right or claim of right to cause a marshalling of any Indemnitor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against any Indemnitor; (ii) and relinquish all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which any Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitors hereby agree to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

(b)    INDEMNITORS HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

4.4    Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (b) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth in the preamble to this Agreement or as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications. For purposes of this Section, “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

4.5    No Third-Party Beneficiary. The terms of this Agreement are for the sole and exclusive protection and use of Indemnified Parties. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of Indemnified Parties are not such excluded third party beneficiaries.

4.6    Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

4.7    No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

4.8    Headings, Etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

4.9    Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitors” shall be deemed to refer to each and every person or entity comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitors, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of any Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

4.10   Joint and Several Liability. If Indemnitor consists of more than one person or entity, the obligations and liabilities of each such person hereunder are joint and several.

4.11   Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

4.12   Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instrument, or the Other Security Documents or would otherwise have at law or in equity.

4.13   Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

4.14    Governing Law. This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflict of laws, except as may be preempted by federal law.

4.15    Approvals. Wherever pursuant to this Agreement (a) Indemnified Parties exercise any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Indemnified Parties, or (c) any other decision or determination is to be made by Indemnified Parties, the decision of Indemnified Parties to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnified Parties, shall be in the sole discretion of Indemnified Parties, except as may be otherwise expressly and specifically provided herein.

4.16    Legal Fees. Wherever pursuant to this Agreement it is provided that Indemnitors pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Indemnified Parties, whether with respect to retained firms, the reimbursement for the expenses of the in-house staff or otherwise.

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitors and is effective as of the day and year first above written.

BAY STATE REALTY HOLDINGS, INC., a Massachusetts corporation

By:
Corey Shaker, President

By:
Charles Schwartz, Secretary

HOMETOWN AUTO FRAMINGHAM, INC., a Massachusetts corporation

By:
Corey Shaker, President

By:
Charles Schwartz, Secretary

FAMILY FORD, INC., a Connecticut corporation

By:
Corey Shaker, President

By:
Charles Schwartz, Secretary

SHAKER’S INC., a Connecticut corporation

By:
Corey Shaker, President

By:
Charles Schwartz, Secretary

HOMETOWN BRATTLEBORO, INC., a Vermont corporation

By:
Corey Shaker, President

By:
Charles Schwartz, Secretary

SHAKER AUTO GROUP, INC., a Connecticut corporation

By:
Corey Shaker, President

By:
Charles Schwartz, Secretary

COREY SHAKER, individually

JOSEPH SHAKER, individually

STEVEN SHAKER, individually

JANET SHAKER, individually

EDWARD SHAKER, individually

EXHIBIT A

Description of the Property

That certain parcel of land situated in Framingham in the County of Middlesex and said Commonwealth, described as follows:

Southwest by Worcester Road, one hundred seventy-one and 39/100 feet;

Northwesterly by lot A³ as shown on plan hereinafter mentioned, three hundred eighty-four and 48/100 feet; and

Northeasterly, one hundred thirty-four and 31/100 feet, and

Southeasterly, four hundred one and 05/100 feet by land now or formerly of Frederick D. Sanger, et al.

Said parcel is shown as lot A4 on said plan, (Plan No. 8126E)

Also another certain parcel of land situated in said Framingham, described as follows:

Southwesterly by Worcester Road, one hundred and eighty feet;

Northwesterly by the middle line of a Way, forty feet wide, as shown on plan hereinafter mentioned, three hundred fifty-nine and 84/100 feet;

Northerly by land now or formerly of John N. Merriam, twenty-one and 86/100 feet;

Northeasterly by land now or formerly of Frederick D. Sanger, et al, one hundred and thirty feet; and

Southeasterly by lot A4 on said plan, three hundred eighty-four and 48/100 feet.

Said parcel is shown on lot A3 on said plan, (Plan No. 8126E).

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 388, Page 301, with Certificate 58053.